PROSPECTUS and				PRICING SUPPLEMENT NO. 35
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated September 17, 1998
CUSIP: 24422EKD0				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $812,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				22 September 1998

Maturity Date:					22 September 1999

Principal Amount:					$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					1 Month

Spread:						Minus 6 Basis Points

Initial Interest Determination Date:	18 September 1998

Day Count Convention:				Actual/360

Interest Reset Dates:				Monthly on the 22nd of each
month (or next business day)


Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Monthly on the 22nd of each
month (or next business day)

Redemption Provisions:				None

Plan of Distribution:				Goldman Sachs & Co.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


Goldman Sachs & Co.